UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 6, 2024
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GREEN PLAINS INC.
(Exact name of registrant as specified in its charter)
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Iowa	001-32924	84-1652107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1811 Aksarben Drive
Omaha, Nebraska 68106
(Address of Principal Executive Offices) (Zip Code)
(402) 884-8700
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On February 6, 2024, Green Plains Inc., an Iowa corporation (the “Company”), entered into a Cooperation Agreement (the “Cooperation Agreement”) with Ancora Holdings Group, LLC, a Delaware limited liability company (collectively with its affiliates and associates, the “Investor”).
During the term of the Cooperation Agreement, the Investor has agreed to vote all Voting Securities (as defined in the Cooperation Agreement) beneficially owned by it or its affiliates at all meetings of the Company’s shareholders in accordance with the Board’s recommendations, except that the Investor (a) may vote in its discretion on any proposal of the Company in respect of any Extraordinary Transactions (as defined in the Cooperation Agreement), share issuance or the implementation of takeover defenses not in existence as of the date of the Cooperation Agreement and (b) will be permitted to vote in accordance with the recommendation of Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”) if ISS and Glass Lewis issue a voting recommendation that differs from the Board’s recommendation with respect to any proposal submitted to shareholders at a shareholder meeting (other than any proposal related to director elections, removals or replacements).
The Investor has also agreed to certain customary standstill provisions prohibiting it from, among other things, (a) soliciting proxies; (b) advising or knowingly encouraging any person with respect to the voting or disposition of any securities of the Company, subject to limited exceptions; (c) beneficially owning more than 9.9% of the then‑outstanding shares of the Company’s common stock and (d) taking actions to change or influence the Board, management or the direction of certain Company matters; in each case as further described in the Cooperation Agreement.
The Cooperation Agreement will terminate on the date that is the earlier of (a) thirty days prior to the notice deadline under the Company’s bylaws for the submission of shareholder director nominations for the Company’s 2025 annual meeting of shareholders and (b) one hundred days prior to the first anniversary of the Company’s 2024 annual meeting of shareholders.
The foregoing description of the Cooperation Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full terms and conditions of the Cooperation Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

10.1	Cooperation Agreement, dated February 6, 2024, by and between Green Plains Inc. and Ancora Holdings Group, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.

Date: February 7, 2024	By:	/s/ Michelle Mapes
Michelle Mapes
Chief Legal & Administration Officer and Corporate Secretary